Exhibit 99.1

CONTACT:

Teri Klein

Vice President, Investor Relations

408.617.8825

teri.klein@palm.com

Palm Reports Q1 FY 2010 Results

SUNNYVALE, Calif., Sept. 17, 2009 — Palm, Inc. (NASDAQ: PALM) today reported that total revenues in the first quarter of fiscal year 2010, ended Aug. 28, 2009, were $68.0 million. Gross profit was ($2.8) million, and gross margin was (4.1) percent. These results include the effects of subscription accounting applied to Palm webOS products as required by GAAP.(1) In accordance with this methodology, revenues and direct cost of revenues for Palm webOS products (currently Palm® Pre™ smartphone) are deferred and recognized over the product’s estimated economic life.

To facilitate comparisons to Palm’s historical results, Palm has included non-GAAP adjusted measures, which exclude the impact of subscription accounting, stock-based compensation and other items detailed later in this release. The company believes this information will help investors better evaluate its current period performance and trends in its business.

Non-GAAP Adjusted Revenues in the first quarter totaled $360.7 million, non-GAAP Adjusted Gross Profit was $100.6 million and non-GAAP Adjusted Gross Margin was 27.9 percent.

“We’re making significant progress with Palm’s transformation, and our culture of innovation is stronger than ever. We’re launching more great Palm webOS products with more carriers, and turning our sights toward growth,” said Jon Rubinstein, chairman and chief executive officer.

The company shipped a total of 823,000 smartphone units during the quarter, representing a 134 percent increase from the fourth quarter of fiscal year 2009 and a year-over-year decrease of 30 percent. Smartphone sell-through for the quarter was 810,000 units, up 76 percent from the fourth quarter of fiscal year 2009 and down 21 percent year-over-year.

On a GAAP basis, net loss applicable to common stockholders for the first quarter of fiscal year 2010 was $(164.5) million, or $(1.17) per diluted common share. This compares to a net loss applicable to common stockholders for the first quarter of fiscal year 2009 of $(41.9) million, or $(0.39) per diluted common share.

The company’s net loss applicable to common stockholders on a GAAP basis reflects new accounting guidance, effective this quarter, which requires the anti-dilutive provisions of Palm’s series C preferred shares and related warrants to be treated as derivatives for financial reporting purposes. The fair value of the derivatives were estimated as of the first day of fiscal year 2010 and are marked to market on a quarterly basis, with any change in value reflected in the company’s financial results for the period. As of Aug. 28, 2009, Palm recorded a $235.0 million current liability related to its series C derivatives. A $27.4 million non-cash loss on series C derivatives was reflected in the company’s financial results. With regard to the series C derivatives, any future increases in Palm’s stock price from period to period will be reflected as a non-cash loss on these derivatives in the company’s financial results, and any future decreases will be reflected as a non-cash gain in the company’s financial results.

Non-GAAP Net Loss for the first quarter of fiscal year 2010 was $(13.6) million, or $(0.10) per diluted share. This compares to a non-GAAP Net Loss for the first quarter of fiscal year 2009 of $(12.8) million, or $(0.12) per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of fiscal year 2010 totaled $(149.2) million. EBITDA, adjusted to exclude the impact of subscription accounting, stock-based compensation, net other income (expense), restructuring charges (adjustments), an impairment of non-current auction rate securities and a loss on series C derivatives, or Adjusted EBITDA, totaled $(2.0) million.

The company’s cash, cash equivalents and short-term investments balance was $211.8 million at the end of the first quarter of fiscal year 2010. Cash used in operations for the first quarter of fiscal year 2010 was $45.1 million.

Palm’s quarterly operating results are, and will continue to be, significantly impacted by the timing and size of product launches. The company’s non-GAAP first quarter results reflected the scale of the launch of Palm Pre with Sprint at the beginning of the quarter and the subsequent launch of Palm Pre with Bell Mobility in Canada. Due to the timing and scale of expected product launches in Palm’s second fiscal quarter compared to those which took place in Palm’s first fiscal quarter, and due to lower anticipated demand for legacy products, the company expects non-GAAP Adjusted Revenues for its second quarter of fiscal year 2010 to be between $240 million and $270 million.

The company’s planned product launches with additional carriers in the second half of its fiscal year, together with continuing sales from products launched in the first half of its fiscal year, are expected to yield stronger operating performance, resulting in non-GAAP Adjusted Revenues for fiscal year 2010 of $1.6 billion to $1.8 billion.

Investor’s Note

Palm will host a conference call to review its first quarter of fiscal year 2010 financial results at 4:30 p.m. Eastern (1:30 p.m. Pacific). Investors and other interested parties are encouraged to listen to the call via audio webcast at Palm’s Investor Relations website (http://investor.palm.com). Investors and other interested parties wishing to listen to the conference call via telephone may dial 866.700.6979 (domestic) or 617.213.8836 (international). There is no pass code required for the live call. Please note that Palm will not be providing a replay of this quarter’s conference call.

About Palm, Inc.

Palm, Inc. creates intuitive and powerful mobile experiences that enable consumers and businesses to connect to their information in more useful and useable ways. The company’s groundbreaking Palm webOS™ platform, designed exclusively for mobile application, introduces true multitasking and Palm Synergy™, which brings your information from the many places it resides into a single, more comprehensive view of your life.

Palm products are sold through select Internet, retail, reseller and wireless operator channels, and at Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com

NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenues and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis and eliminating the effect of the revenues and direct cost of revenues deferrals under subscription accounting for Palm webOS (Palm Pre) products. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance and to provide incremental insight into the underlying factors and trends affecting both the Company’s performance and its cash-generating potential, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance and enables investors to more fully understand trends in its current and future performance. In assessing the overall health of its business during the three months ended August 31, 2009 and 2008, Palm excluded items in the following general categories, each of which are described below:

Subscription Accounting/Deferred Revenues and Deferred Cost of Revenues. Palm began selling Palm Pre smartphones, the first Palm webOS product, during the fourth quarter of fiscal year 2009. Because Palm may provide unspecified services and additional software products to customers of its Palm webOS products in the future free of charge, GAAP requires that Palm recognize revenues and direct cost of revenues for these products on a straight-line basis over the currently estimated economic product life, or 24 months, with any loss recognized at the time of sale. This accounting treatment results in the deferral of most of the revenues and direct cost of revenues during the quarter in which Palm Pre smartphones are sold to Palm’s customer. Other costs related to Palm webOS products, including costs for warranty, engineering and sales and marketing, are expensed as incurred. Palm eliminates the effect of subscription accounting (current sales deferred to future periods and the reversal of the current period’s amortization of deferred revenues derived from Palm Pre units shipped in prior periods) to provide more transparency into Palm’s underlying sales trends. Management uses the non-GAAP measure Adjusted Revenues to evaluate growth rate, revenue mix and performance relative to competitors. Management uses the non-GAAP measures of Adjusted Gross Profit and Adjusted Gross Margin to measure operating performance based on current period sales and to facilitate ongoing operating decisions. These financial measures are not consistent with GAAP because they do not reflect deferral of revenues and product costs for recognition in later periods.

While the GAAP results provide insight into Palm’s operations and financial position, management continues to supplement its analysis of its business using the non-GAAP results to review the total revenues, related product costs, warranty and resulting margin for Palm webOS smartphone products sold to customers during the period. Further, management uses the total non-GAAP revenues, related direct product costs, warranty and operating results to forecast future cash flows and to facilitate ongoing and future operating decisions.

Acquisition-related Expenses. Palm excludes amortization of intangible assets resulting from acquisitions to allow more transparent comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these amortization costs is relevant to the assessment of internal operations.

Stock-based Compensation. Palm believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on its operating results. Further, Palm believes that excluding stock-based compensation allows for a more transparent comparison of its financial results to previous periods. Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). During the first quarter of fiscal year 2010, Palm’s tax rate consisted primarily of foreign and state cash income taxes. For non-GAAP results, Palm is using the GAAP tax provision without adjustments as it primarily reflects the company’s current cash tax activity. Palm believes this is appropriate because management considers the amount of taxes that will be paid when evaluating Palm’s overall business performance, making operational decisions or forecasting and planning future periods. For purposes of calculating its non-GAAP financial measures for the three months ended August 31, 2008, Palm assumed a 40 percent effective tax rate. This tax rate was used for non-GAAP reporting prior to the company recording a full valuation allowance against its deferred tax assets in the United States during the second quarter of fiscal year 2009.

Other Expenses. Palm excludes certain other items that are the result of unplanned or unanticipated events or infrequent events to measure its operating performance. Included in these items are restructuring charges (adjustments), a patent acquisition refund, and an impairment of non-current auction rate securities. In addition, Palm excludes items that recur each quarter relating to the issuance and terms of its preferred stock to allow more transparent comparisons of its financial results to its historical operations and the financial results of peer companies. Included in these items are a mark-to-market adjustment related to its series C derivatives and accretion of convertible preferred stocks. By providing this information, Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. Palm considers this measure to be an important indicator of its operational strength to incur and repay indebtedness. Palm excludes net interest and taxes to allow a creditor to assess Palm’s ability to repay different debt instruments. Palm excludes depreciation and amortization because while tangible and intangible assets support Palm’s business, Palm does not believe the related depreciation and amortization costs are directly applicable to Palm’s ability to repay debt. This measure is used by some investors when assessing the performance of the company. In addition, Palm further excludes the other non-GAAP items set forth above to determine Adjusted EBITDA. Palm believes the assessment of its operations further excluding these items and net other income (expense) is relevant to the assessment of internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s progress with its transformation, the launch of additional Palm webOS products and the addition of more carriers for Palm webOS products, the timing and scale of Palm’s product launches in future quarters, future demand for legacy products, Palm’s expected non-GAAP revenues, operating results and cash flows in future periods including Palm’s second fiscal quarter and fiscal year 2010 and Palm Pre’s estimated economic life. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: Palm’s potential failure to introduce or achieve market acceptance for new products and services in a timely manner; the potential loss or failure of wireless carriers or other key sales channel partners or inability to add new wireless carriers or channel partners in a timely manner; pricing pressures; Palm’s potential failure to add, replace or ramp up third-party manufacturers or suppliers in a timely manner; acceptance of Palm webOS products by wireless carriers and end users; the effect of current recessionary economic and financial market conditions on Palm’s liquidity and ability to raise additional funding; fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; the ability of Palm’s suppliers to meet its quantity, quality and cost requirements; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s dependence on a concentrated number of significant customers; and Palm’s ability to adjust to changing market conditions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including Palm’s Annual Report on Form 10-K for the year ended May 29, 2009 and Quarterly Report on Form 10-Q for the quarter ended Aug. 28, 2009 under the caption Risk Factors and elsewhere. Palm undertakes no obligation to update forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

# # #

(1) GAAP stands for Generally Accepted Accounting Principles.

Palm, Palm webOS, Palm Pre, Palm Pixi, Centro and Treo are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

# # #

Palm, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	Aug. 31, 2009	Aug. 31, 2008
Revenues	$68,004	$366,857
Cost of revenues (a)	70,788	269,516

Gross profit (loss)	(2,784)	97,341

Operating expenses:
Sales and marketing (a)	55,989	57,407
Research and development (a)	43,726	48,809
General and administrative (a)	16,295	14,065
Amortization of intangible assets	404	883
Restructuring charges (adjustments) (a)	8,254	(473)
Patent acquisition refund	—	(1,537)

Total operating expenses	124,668	119,154

Operating loss	(127,452)	(21,813)
Impairment of non-current auction rate securities	(1,957)	(14,965)
Interest (expense)	(4,589)	(6,894)
Interest income	514	2,016
Loss on series C derivatives	(27,418)	—
Other income (expense), net	(128)	(455)

Loss before income taxes	(161,030)	(42,111)
Income tax provision (benefit)	65	(2,634)

Net loss	(161,095)	(39,477)
Accretion of series B and series C redeemable convertible preferred stock	3,372	2,401

Net loss applicable to common stockholders	$(164,467)	$(41,878)

Net loss per common share:
Basic and diluted	$(1.17)	$(0.39)

Shares used to compute net loss per common share:
Basic and diluted	141,003	108,291

(a) Costs and expenses include stock-based compensation as follows:

Cost of revenues	$488	$364
Sales and marketing	930	1,417
Research and development	2,041	3,248
General and administrative	3,088	1,971
Restructuring charges (adjustments)	5,054	—

	$11,601	$7,000

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on August 31.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	Aug. 31, 2009	May 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$109,993	$152,400
Short-term investments	101,789	102,733
Accounts receivable, net of allowance for doubtful accounts of $357 and $350, respectively	76,617	66,452
Inventories	27,824	19,716
Deferred income taxes	174	174
Deferred cost of revenues	103,949	—
Prepaids and other	13,317	12,104

Total current assets	433,663	353,579

Restricted investments	9,404	9,496
Non-current auction rate securities	4,148	6,105
Non-current deferred cost of revenues	91,157	14,896
Property and equipment, net	31,007	31,167
Goodwill	166,320	166,320
Intangible assets, net	46,331	48,914
Deferred income taxes	281	331
Other assets	11,640	12,428

Total assets	$793,951	$643,236

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$98,487	$105,628
Deferred revenues	176,094	18,429
Accrued restructuring	5,783	6,090
Current portion of long-term debt	4,000	4,000
Series C derivatives	235,004	—
Other accrued liabilities	183,754	208,295

Total current liabilities	703,122	342,442

Non-current liabilities:
Long-term debt	389,000	390,000
Non-current deferred revenues	150,096	13,077
Non-current tax liabilities	5,900	5,783

Series B redeemable convertible preferred stock, $0.001 par value, 325 shares authorized and outstanding; aggregate liquidation value: $325,000	267,905	265,412
Series C redeemable convertible preferred stock, $0.001 par value, 100 shares authorized; 51 shares outstanding; aggregate liquidation value: $51,000	16,876	40,387

Stockholders’ deficit:
Preferred stock, $0.001 par value, 125,000 shares authorized:
Series A: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.001 par value, 2,000,000 shares authorized; outstanding: 142,329 shares and 139,687 shares, respectively	142	140
Additional paid-in capital	861,986	854,649
Accumulated deficit	(1,602,831)	(1,269,672)
Accumulated other comprehensive income	1,755	1,018

Total stockholders’ deficit	(738,948)	(413,865)

Total liabilities and stockholders’ deficit	$793,951	$643,236

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on August 31 and May 31.

Palm, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	Aug. 31, 2009	Aug. 31, 2008
Cash flows from operating activities:
Net loss	$(161,095)	$(39,477)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	5,194	5,147
Stock-based compensation	11,601	7,000
Amortization of intangible assets	2,583	4,317
Amortization of debt issuance costs	784	785
Deferred income taxes	50	(4,250)
Realized gains on short-term investments	(189)	—
Impairment of non-current auction rate securities	1,957	14,965
Loss on series C derivatives	27,418	—
Changes in assets and liabilities:
Accounts receivable	(9,945)	(25,033)
Inventories	(7,939)	32,289
Prepaids and other	(543)	1,502
Accounts payable	(7,252)	(8,280)
Accrued restructuring	(278)	(3,213)
Deferred revenues/costs, net	114,474	—
Other accrued liabilities	(21,929)	10,611

Net cash used in operating activities	$(45,109)	$(3,637)

Cash flows from investing activities:
Purchase of property and equipment	(5,142)	(2,410)
Purchase of short-term investments	—	(15)
Sale of short-term investments	598	313
Purchase of restricted investments	(300)	—
Sale of restricted investments	392	450

Net cash used in investing activities	$(4,452)	$(1,662)

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	10,242	1,518
Repayment of debt	(1,891)	(5,022)
Cash distribution to stockholders	(270)	(90)
Cash payments related to issuance costs for equity offering	(584)	—
Cash payments related to issuance costs for series C units	(826)	—

Net cash provided by (used in) financing activities	$6,671	$(3,594)

Effects of exchange rate changes on cash and cash equivalents	483	(696)
Change in cash and cash equivalents	(42,407)	(9,589)

Cash and cash equivalents, beginning of period	152,400	176,918

Cash and cash equivalents, end of period	$109,993	$167,329

Other cash flow information:
Cash paid for taxes	$229	$1,050

Cash paid for interest	$3,869	$5,975

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on August 31.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Aug. 31, 2009				Three Months Ended Aug. 31, 2008
	GAAP	Adjustments		Non-GAAP/ Adjusted	GAAP	Adjustments		Non-GAAP/ Adjusted
Revenues	$68,004	$292,648	(a)	$360,652	$366,857	$—		$366,857
Cost of revenues	70,788	189,245	(b),(c)	260,033	269,516	(364	)(c)	269,152
Gross profit (loss)	(2,784)	103,403	(d)	100,619	97,341	364	(d)	97,705
Gross margin	-4.1%			27.9%	26.5%			26.6%
Operating expenses	124,668	(14,717	)(c),(e)	109,951	119,154	(5,509	)(c),(e)	113,645
Net loss	(161,095)	147,495	(f)	(13,600)	(39,477)	26,713	(f)	(12,764)
Net loss applicable to common stockholders	$(164,467)	$150,867	(g)	$(13,600)	$(41,878)	$29,114	(g)	$(12,764)
Net loss per common share:
Basic and diluted	$(1.17)	$1.07	(h)	$(0.10)	$(0.39)	$0.27	(h)	$(0.12)
Shares used to compute net loss per common share:
Basic and diluted	141,003			141,003	108,291			108,291

(a)	Non-GAAP adjustments to revenues reflect (i) the inclusion of amounts deferred in the current period for Palm webOS units delivered to our customers in the current period and (ii) the reversal of the current period’s amortization of deferred revenues derived from Palm webOS units delivered in the current and prior period. In addition, non-GAAP revenues are presented net of the estimate of future returns related to the products that were delivered to customers in the period.
(b)	Non-GAAP adjustments to cost of revenues reflect (i) the inclusion of amounts of direct product cost of revenues deferred in the current period related to Palm webOS units delivered in the current period and (ii) the reversal of the current period’s amortization of direct product cost of revenues deferred related to Palm webOS units delivered in the current and prior period. In addition, the non-GAAP adjustment to cost of revenues reflects the estimate of the warranty expense in the period when the related products are delivered to Palm’s customer, rather than when the expense is incurred. No adjustment has been made for period related costs such as the costs to develop any future unspecified features and additional software products that may eventually be provided to customers, freight, scrap and rework costs, the cost of excess or obsolete inventory, supply chain personnel related costs, depreciation and allocated information technology and facilities costs, which costs are expensed as incurred.
(c)	Non-GAAP adjustments relate to the elimination of stock-based compensation as disclosed in footnote (a) in Palm’s condensed consolidated statements of operations included in this press release.
(d)	Non-GAAP adjustments to gross profit (loss) are the difference between non-GAAP adjustments to revenues and non-GAAP adjustments to cost of revenues [(a) – (b) – (c)].
(e)	Non-GAAP adjustments to operating expenses relate to the elimination of amounts set forth in the following line items from Palm’s condensed consolidated statements of operations included in this press release: amortization of intangible assets, restructuring charges (adjustments) and patent acquisition refund, as applicable.
(f)	Non-GAAP adjustments to net loss include the non-GAAP adjustments to gross profit (loss) and operating expenses and the elimination of amounts set forth in the following additional line items from Palm’s condensed consolidated statements of operations included in this press release: impairment of non-current auction rate securities and loss on series C derivatives, as applicable.
(g)	Non-GAAP adjustments to net loss applicable to common stockholders include the non-GAAP adjustments to net loss and the elimination or adjustment of amounts set forth in the following additional line items from Palm’s condensed consolidated statements of operations included in this press release: income tax provision (benefit) and accretion of series B and series C redeemable convertible preferred stock, as applicable.
(h)	Represents the per share impact of the non-GAAP adjustments to net loss applicable to common stockholders.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on August 31.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items (continued)

Palm has not prepared estimated future revenues on a GAAP basis and the preparation of such estimates is not accessible. Under subscription accounting, any such estimate would need to take into consideration the estimated economic life of Palm webOS products, or 24 months, and the specific timing of the shipments within each period. GAAP revenues reflect (i) the exclusion of amounts deferred in the current period for Palm webOS units delivered to our customers in the current period and (ii) the inclusion of the current period’s amortization of deferred revenues derived from Palm webOS units delivered in the current and prior periods. As set forth on Palm’s balance sheet, as of August 31, 2009, Palm had total deferred revenues of $326.2 million, which under subscription accounting rules will be recognized over the remaining term of the estimated economic life of the associated Palm webOS units.

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	Aug. 31, 2009	Aug. 31, 2008
Net loss, as reported	$(161,095)	$(39,477)
Interest (income) expense, net	4,075	4,878
Taxes	65	(2,634)
Depreciation/amortization	7,777	9,464

EBITDA	(149,178)	(27,769)
Adjustments:
Effect of subscription accounting	102,915	—
Stock-based compensation (z)	6,547	7,000
Other (income) expense, net	128	455
Restructuring charges (adjustments)	8,254	(473)
Patent acquisition refund	—	(1,537)
Impairment of non-current auction rate securities	1,957	14,965
Loss on series C derivatives	27,418	—

Adjusted EBITDA	$(1,959)	$(7,359)

(z)	Stock-based compensation related to workforce reductions is included in restructuring charges.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on August 31.